Exhibit 99.1

                                                               PRESS INFORMATION

    MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

RELEASE DATE   Immediate                          CONTACT  Ann Marie Luhr
               January 29, 2007                            716-687-4225

              MOOG REPORTS FIRST QUARTER EARNINGS PER SHARE UP 30%

Moog Inc. (NYSE: MOG.A and MOG.B) announced today net earnings of $24.1 million and earnings per share of $.56 for the first fiscal quarter ended December 30, 2006. This represents an increase of 30% over the $.43 of last year's first quarter. Sales for the quarter of $356 million were up 15% from the year previous. Sales increased in all five of the Company's segments.

Sales for the Aircraft segment grew by 3% to $131 million. The growth was all in Commercial programs. Sales to Boeing Commercial were up by 16%. Sales on Business Jets were up slightly and Commercial aircraft aftermarket revenue grew 7%. Total Commercial aircraft sales were $51 million for the quarter, up 8% from last year.

Military aircraft sales of $80 million were slightly below last year's first quarter. Military production programs were stable. Revenue on the F-35 development program was down slightly as the program is transitioning to the production phase.

For the quarter, Space and Defense sales were up 18% to $44 million. The big increase was in Defense Controls and particularly the U.S. Marine's Light Armored Vehicle Program. Sales also increased in Naval applications and the Space Shuttle refurbishment program.

The Industrial segment had first quarter sales of $102 million, up 13%. Sales were up in most major Industrial markets, but particularly in controls for metal-forming equipment and gauge controls for steel mills being built in China.

Components Group continues its strong performance. Sales in the quarter were up 22% to $68 million. Sales were particularly strong in components used on aircraft, on military vehicles, and in the marine market.

The Company formed its new Medical Devices segment in the third quarter of last year with the acquisition of Curlin Medical. In last year's fourth quarter, the Company acquired McKinley Medical. During this most recent quarter, total sales were $11 million, tracking the Company's forecast of $40 million for the year. On January 12, the Company announced the proposed acquisition of ZEVEX International, Inc. ZEVEX specializes in the production of infusion pumps used in enteral nutritional therapy. The ZEVEX transaction is expected to close by the end of March.

Twelve-month consolidated backlog at December 30, 2006 was $655 million, up $85 million, or 15% from the backlog a year ago.

Based on the strong first quarter performance, the Company has updated its guidance for fiscal '07. The Company is now projecting sales in a range of $1.43 billion to $1.45 billion. Net earnings are forecast in a range between $98 million and $101 million and EPS between $2.26 and $2.34, with the midpoint of this range at $2.30 per share.

"This is the strongest first quarter performance that I can remember," said R.T. Brady, Chairman and CEO. "Sales were up, net earnings were up, and earnings per share were up 30%. Earnings were particularly strong in Space and Defense, Industrial, and Components. We're off to a great start on what promises to be another good year. For the year, we're projecting an increase in earnings per share of 17%, right in line with our compound annual growth rate in EPS over the last dozen years."

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, and medical equipment. Additional information about the Company can be found on its website, www.moog.com, including the text of its prepared conference call remarks.

CAUTIONARY STATEMENT

Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) increased cash funding requirements for pension plans, which could occur in future years if future plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses for which we are not indemnified, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

                                    MOOG INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                  (dollars in thousands, except per share data)

                                                     THIRTEEN         Fourteen
                                                       WEEKS            Weeks
                                                       ENDED            Ended
                                                   DECEMBER 30,     December 31,
                                                       2006             2005
                                                   ------------     ------------
Net sales                                          $    355,981     $    310,171
Cost of sales                                           235,299          209,574
                                                   ------------     ------------
Gross profit                                            120,682          100,597
                                                   ------------     ------------

Research and development                                 22,238           13,607
Selling, general and administrative                      56,746           53,560
Interest                                                  5,685            5,620
Other                                                       611              327
                                                   ------------     ------------
                                                         85,280           73,114
                                                   ------------     ------------

Earnings before income taxes                             35,402           27,483

Income taxes                                             11,338           10,686
                                                   ------------     ------------
Net earnings                                       $     24,064     $     16,797
                                                   ============     ============

Net earnings per share
   Basic                                           $       0.57     $       0.43
                                                   ============     ============
   Diluted                                         $       0.56     $       0.43
                                                   ============     ============

Average common shares outstanding
   Basic                                             42,317,680       38,665,125
                                                   ============     ============
   Diluted                                           43,016,743       39,339,472
                                                   ============     ============

                                    MOOG INC.
                     CONSOLIDATED SALES AND OPERATING PROFIT
                             (dollars in thousands)

                                                     THIRTEEN         Fourteen
                                                       WEEKS            Weeks
                                                       ENDED            Ended
                                                   DECEMBER 30,     December 31,
                                                       2006             2005
                                                   ------------     ------------
NET SALES
   Aircraft Controls                               $    130,788     $    127,105
   Space and Defense Controls                            43,665           37,102
   Industrial Controls                                  102,230           90,142
   Components                                            68,319           55,822
   Medical Devices                                       10,979                -
                                                   ------------     ------------
Net sales                                          $    355,981     $    310,171
                                                   ============     ============

OPERATING PROFIT AND MARGINS
   Aircraft Controls                               $     13,319     $     15,940
                                                           10.2%            12.5%
   Space and Defense Controls                             5,376            1,768
                                                           12.3%             4.8%
   Industrial Controls                                   13,499           11,550
                                                           13.2%            12.8%
   Components                                            13,115           10,147
                                                           19.2%            18.2%
   Medical Devices                                        2,145                -
                                                           19.5%               -
                                                   ------------     ------------
Total operating profit                                   47,454           39,405
                                                           13.3%            12.7%

DEDUCTIONS FROM OPERATING PROFIT
   Interest expense                                       5,685            5,620
   Stock option expense                                   1,602            2,012
   Corporate expenses and other                           4,765            4,290
                                                   ------------     ------------
Earnings before Income Taxes                       $     35,402     $     27,483
                                                   ============     ============

                                    MOOG INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                   DECEMBER 30,     September 30,
                                                       2006             2006
                                                   ------------     ------------
Cash                                               $     58,175     $     57,821
Receivables                                             339,314          333,492
Inventories                                             305,342          282,720
Other current assets                                     55,773           54,068
                                                   ------------     ------------
        Total current assets                            758,604          728,101
Property, plant and equipment                           329,538          310,011
Goodwill                                                454,933          450,971
Other non-current assets                                115,237          118,571
                                                   ------------     ------------
        Total assets                               $  1,658,312     $  1,607,654
                                                   ============     ============

Notes payable                                      $     22,824     $     17,119
Current installments of long-term debt                    1,759            1,982
Contract loss reserves                                   19,273           15,089
Other current liabilities                               271,474          273,416
                                                   ------------     ------------
        Total current liabilities                       315,330          307,606
Long-term debt                                          369,230          367,457
Other long-term liabilities                             177,210          169,735
                                                   ------------     ------------
        Total liabilities                               861,770          844,798
Shareholders' equity                                    796,542          762,856
                                                   ------------     ------------
        Total liabilities and shareholders'
         equity                                    $  1,658,312     $  1,607,654
                                                   ============     ============